PROXY CARD

FIELDPOINT PETROLEUM CORPORATION

PROXY SOLICITED ON BEHALF OF THE COMPANY

          The undersigned hereby constitutes and appoints Ray Reaves with full power of substitution the true and lawful attorney and proxy of the undersigned to attend the Annual Meeting of the Shareholders of FieldPoint Petroleum Corporation (the "Company") to be held at 4207 River Place Blvd., Austin, Texas 78730 on Friday, October 21, 2011 at 11:00 a.m., Central Daylight Savings time, or any adjournment or adjournments thereof, and vote all the shares of the Company standing in the name of the undersigned with all the powers the undersigned would possess if present at said meeting.

(1)	FOR _______________	WITHHOLD AUTHORITY _____________

To elect all of the nominees listed below:

Ray D. Reaves, Roger D. Bryant, Dan Robinson, Karl Reimer & Debbie Funderburg

(INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee's name below)

_____________________________________________________________

(2)	FOR __________	AGAINST __________	ABSTAIN ___________

To ratify our selection of our independent public accountants

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2, AND IN THE DISCRETION OF THE PERSON HOLDING THE PROXY FOR ANY OTHER BUSINESS.

(NOTE: Should you desire to appoint a proxy other than the management designee named above, strike out the name of the management designee and insert the name of your proxy in the space provided above.  Should you do this, give this proxy card to the person you appoint instead of returning the proxy card to the Company.)

 (PLEASE DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.)

Receipt is acknowledged of Notice of Annual Meeting and Proxy Statement for the meeting.

Date _______________________________________, 2011

_______________________________________________ Name (please type or print)

_______________________________________________ Signature

_______________________________________________ Signature, if held jointly

Please sign exactly as name appears to the left.  When shares are held by joint tenants, both should sign.  When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such.  If a corporation, please sign in full corporation name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.